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CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.2

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to the License Agreement (as defined below) (the "Second Amendment") is made and entered into as of 12th day of March, 2013 (“Second Amendment Effective Date”).

BETWEEN:

(1)    Alkermes Pharma Ireland Limited, a company incorporated under the laws of Ireland, and having its registered office at Connaught House, 1 Burlington Road, Dublin 4, Ireland (“Alkermes”); AND

(2)    Zogenix, Inc., a Delaware corporation, having its principal place of business at 12400 High Bluff Drive, Ste. 650, San Diego, California, USA 92130 (“Zogenix”).

RECITALS:

WHEREAS Elan Pharma International Limited (“EPIL”) and Zogenix entered into a license agreement on November 27, 2007, which was amended pursuant to the First Amendment to License Agreement dated September 28, 2009 (“License Agreement”), wherein EPIL granted Zogenix a license under Elan Intellectual Property to import, use, offer for sale and sell the Product (as defined in the License Agreement) in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and, in certain limited circumstances, to make or have made Product in the Field in the Territory, in each case on the terms and conditions set forth on the License Agreement (capitalized terms used in this Second Amendment but not defined herein shall have the meaning set forth in the License Agreement);

WHEREAS on August 2, 2011, EPIL assigned all of its rights and obligations to the License Agreement to EDT Pharma Holdings Limited, which has subsequently changed its name to Alkermes Pharma Ireland Limited; and

WHEREAS Zogenix and Alkermes desire to amend the License Agreement as set forth herein, subject to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alkermes and Zogenix hereby agree as follows:

1.	Amendments. As of the Second Amendment Effective Date, Alkermes and Zogenix hereby amend:

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1.1.	The definition of “Elan Patents” as set forth below:

“ ‘Elan Patents’ means any and all Patents and any and all rights owned, licensed or controlled by Elan under
(a)     U.S. Patent No. 6,902,742,
(b)     U.S. Published Patent Application Number 2006/024015,
(c)     U.S. Patent No. 6,228,398,
(d)     any U.S. Patents that claim priority to the Patents described in clauses (a), (b) or (c) hereof and relate exclusively to the formulation, use, sale or offer for sale of the Product or the manufacturing processes used in making the Product, and
(e)     any U.S. Patents, other than Zogenix Patents, claiming subject matter that
(i) are directly related to the formulation, use, sale or offer for sale of the Product, or the manufacturing processes used in making the Product, and
(ii) were developed solely by or on behalf of Elan or Zogenix and/or jointly by Zogenix and Elan as a result of that Party (or its Affiliate) fulfilling obligations under this Agreement or Related Agreements.”

1.2.	The definition of “Net Sales” as set forth below:

“ ‘Net Sales’ means, subject to the provisions of Clause 10.4, the aggregate gross In Market sales amounts billed for the Product in accordance with Zogenix's standard accounting principles that are in accordance with US GAAP, less the following deductions determined in accordance with Zogenix's standard accounting principles that are in accordance with US GAAP:
[***]

1.3.	Section 10.3 as set forth below:

“Royalty on Sales. In further consideration of the grant of the Elan License, Zogenix shall pay to Elan (i) a royalty of [***] and (ii) a royalty of [***].”

2.	No Other Amendments. All other terms and conditions of the License Agreement remain unchanged and continue to be in full force and effect.

3.
Counterparts; Signatures. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Second Amendment. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

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4.
Governing Law; Jurisdiction. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules, and shall be subject to the exclusive jurisdiction of the State and Federal Courts located in New York, New York.

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IN WITNESS WHEREOF Alkermes and Zogenix have caused this Second Amendment to be executed by their duly authorized representatives to be effective as of the Second Amendment Effective Date.

ALKERMES PHARMA IRELAND LIMITED

By:_/s/ Shane Cook_______________________

Title:_Director __________________________

ZOGENIX, INC.

By:_/s/ Roger L. Hawley___________________

Title:_CEO______________________________